UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 1, 2019

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

⃞	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 1, 2019.  A total of 21,265,274 shares (approximately 91.2%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.  USANA shareholders voted to elect seven individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

Myron W. Wentz, PhD	19,191,686	501,455	-	1,572,133
Robert Anciaux	19,221,654	471,487	-	1,572,133
Gilbert A. Fuller	18,447,960	1,245,181	-	1,572,133
Kevin G. Guest	19,388,289	304,852	-	1,572,133
Feng Peng	19,384,730	308,411	-	1,572,133
Peggie J. Pelosi	19,576,129	117,012	-	1,572,133
Frederic Winssinger	19,384,695	308,446	-	1,572,133

2.  USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2019 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

21,209,123	12,277	43,874	-

3.  USANA shareholders voted to approve, on an advisory basis, executive compensation as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
19,202,797	443,645	46,699	1,572,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

		By:	/s/ G. Douglas Hekking

G. Douglas Hekking, Chief Financial Officer

Date:	May 3, 2019